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                                                                    EXHIBIT 11.1

                         STATE STREET BOSTON CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                                                   Year Ended December 31,
                                               -------------------------------
                                                    (Dollars in millions,
                                                    except per share data)

                                                 1996        1995         1994
                                                 ----        ----         ----
Primary:

   Average shares outstanding                    80,892      82,553      82,297
   Common stock equivalents                         741         505         526
                                                -------     -------     -------
   Primary shares outstanding                    81,633      83,058      82,823
   Net income                                   $   293     $   247     $   220
                                                =======     =======     =======
Earnings per share-primary                      $  3.59     $  2.98     $  2.66
                                                =======     =======     =======
Fully diluted:
   Average shares outstanding                    80,892      82,553      82,297
   Common stock equivalents                         864         718         526
   Assumed conversion of 7 3/4% convertible
     subordinated debentures                        555         572         631
                                                -------     -------     -------
     Fully diluted average shares outstanding    82,311      83,843      83,454
                                                =======     =======     =======
Net income                                      $   293     $   247     $   220
                                                =======     =======     =======
Earnings per share - fully diluted              $  3.56     $  2.95     $  2.64
                                                =======     =======     =======